Exhibit 99.1

Exicure, Inc. Reports First Quarter 2024 Financial Results
CHICAGO, IL — June 17, 2024 — Exicure, Inc. (Nasdaq: XCUR, the "Company"), has historically been an early-stage biotechnology company focused on developing nucleic acid therapies targeting ribonucleic acid against validated targets. In September 2022, the Company announced a significant reduction in force, suspension of preclinical activities and halting of all research and development, and that the Company was exploring strategic alternatives to maximize stockholder value.

First Quarter 2024 Financial Results

Cash Position: Cash and cash equivalents were $0.4 million as of March 31, 2024, as compared to $0.8 million as of December 31, 2023. Subsequent to March 31, 2024, our cash and cash equivalents have decreased to approximately $0.2 million as of May 31, 2024. Subsequent to May 31, 2024, the Company received a $0.7 million loan from DGP Co., Ltd., a significant stockholder. The loan has a maturity of ten months from issuance and interest at a rate of 6.0% per annum is payable at maturity. The Company believes that its cash and cash equivalents are insufficient to continue to fund operations and additional funding is needed in the very near term.

Revenue: On February 5, 2024, the Company entered into a patent license agreement to develop cavrotolimod for potential treatment for hepatitis with a private clinical stage biopharmaceutical company. Under the terms of the agreement, this biopharmaceutical company will receive an exclusive license in the field of hepatitis to all of the Company’s relevant patents. An initial payment of $0.5 million was paid to the Company after the execution of this agreement. The Company will also be entitled to modest royalties on future net sales of all licensed technology during the term of the licensed patents.

Research and Development (R&D) Expense: Research and development expenses were $0 for the quarter ended March 31, 2024, as compared to $1.4 million for the quarter ended March 31, 2023. The decrease in R&D expense for the three months ended March 31, 2024 of $1.4 million reflects the stoppage of clinical, preclinical, and discovery program activities and a reduction in employee headcount with lower employee-related expenses and fewer discovery, preclinical, and clinical program activities resulting from the restructuring activities that the Company announced in December 2021 and September 2022.

General and Administrative (G&A) Expense: General and administrative expenses were $1.3 million for the quarter ended March 31, 2024, as compared to $3.1 million for the quarter ended March 31, 2023. The decrease in G&A expense of $1.8 million for the three months ended March 31, 2024 was mostly due to lower compensation and related payroll costs, professional fees, and operating costs as a result of reduced operations.

Net Loss: The Company had a net loss of $0.8 million for the quarter ended March 31, 2024, as compared to a net loss of $4.4 million for the quarter ended March 31, 2023. The decrease in net loss of $3.6 million was primarily driven by the reduction of payroll and operating costs due to reduced operations, as well as $0.5 million of revenue as a result of a license agreement payment received during the quarter.

Going Concern: Management believes that the Company’s existing cash and cash equivalents is not sufficient to continue to fund operations. The Company has already engaged in significant cost reductions, so our ability to further cut costs and extend the Company’s operating runway is limited. As a result, substantial additional financing is needed in very near term to pay expenses, fund the ongoing exploration of strategic alternatives and pursue any alternatives that may be identified. The Company needs to raise capital to fund its operations. There can be no assurance that such additional financing will be available and, if available, can be obtained on acceptable terms.

About Exicure

Exicure, Inc. has historically been an early-stage biotechnology company focused on developing nucleic acid therapies targeting ribonucleic acid against validated targets. Following its recent restructuring and suspension of clinical and development activities, the Company is exploring strategic alternatives to maximize stockholder value, both with respect to its historical biotechnology assets and more broadly. For further information, see www.exicuretx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact may be deemed forward looking including, but not limited to, statements regarding: the Company’s current business plans and objectives, including the pursuit of strategic alternatives to maximize stockholder value. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “advance,” “believes,” “target,” “may,” “intend,” “could,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission on June 6, 2024, as updated by the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

Media Contact:
Josh Miller
847-673-1700
media@exicuretx.com

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EXICURE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	March 31, 2024	December 31, 2023

ASSETS
Current assets:
Cash and cash equivalents	$366	$816
Other receivable	1	15
Prepaid expenses and other current assets	1,096	1,193
Total current assets	1,463	2,024
Property and equipment, net	47	54
Right-of-use asset	6,323	6,517
Other noncurrent assets	2,878	2,985
Total assets	$10,711	$11,580
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	1,825	1,631
Accrued expenses and other current liabilities	836	879
Total current liabilities	2,661	2,510
Lease liability, noncurrent	5,843	6,039
Total liabilities	$8,504	$8,549

Commitments and Contingencies (Note 11)

Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 10,000,000 shares authorized, no shares issued and outstanding, March 31, 2024 and December 31, 2023	—	—
Common stock, $0.0001 par value per share; 200,000,000 shares authorized, 8,650,950 issued and outstanding, March 31, 2024; 8,650,753 issued and outstanding, December 31, 2023	1	1
Additional paid-in capital	192,598	192,593
Accumulated deficit	(190,392)	(189,563)
Total stockholders' equity	2,207	3,031
Total liabilities and stockholders’ equity	$10,711	$11,580

EXICURE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Revenue:
Revenue	$500	$—
Total revenue	500	—
Operating expenses:
Research and development expense	—	1,423
General and administrative expense	1,336	3,116
Total operating expenses	1,336	4,539
Operating loss	(836)	(4,539)
Other income, net:
Dividend income	4	17
Interest income	3	11
Other income, net	—	104
Total other income, net	7	132
Net loss before provision for income taxes	(829)	(4,407)
Provision for income taxes	—	—
Net loss	$(829)	$(4,407)

Basic and diluted loss per common share	$(0.10)	$(0.70)
Weighted-average basic and diluted common shares outstanding	8,650,878	6,288,952
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